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                                                                     EXHIBIT 7.1

                        REGISTRATION RIGHTS AGREEMENT

     THIS AGREEMENT (this "Agreement") is entered into as of the 30th day of June, 1994 among HarCor Energy, Inc., a Delaware corporation ("HarCor"), and Bakersfield Energy Partners, L.P. or a nominee affiliate thereof
("Bakersfield").

                              W I T N E S S E T H:

     WHEREAS, HarCor has offered to sell, and Bakersfield has offered to purchase, all of the shares of the Series E Preferred Stock of HarCor, which shares of preferred stock are convertible into shares of the Common Stock of HarCor;

     WHEREAS, in connection with the purchase of the Series E Preferred Stock of HarCor, Bakersfield is to receive from HarCor 25,000 shares of the Common Stock of HarCor;

     WHEREAS in connection with the acquisition by HarCor of the assets of Bakersfield, Bakersfield is to receive, as partial consideration for such assets, a warrant entitling Bakersfield to acquire up to 1,000,000 shares of the Common Stock of HarCor;

     WHEREAS, in order to induce Bakersfield to proceed with the foregoing transactions, HarCor has agreed to grant to Bakersfield certain registration rights with respect to the shares of Common Stock which Bakersfield will or may receive as set forth above, as such registration rights are more particularly set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

SECTION 1. CERTAIN DEFINITIONS AND TERMS.

     The following terms have the meanings indicated:

     "Commission" shall mean the Securities and Exchange Commission or any successor thereof.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Holder" means Bakersfield and any other Person holding Registrable Shares.

     "Person" means any individual, firm, corporation, trust, association, partnership, joint venture or other entity.

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        "Registrable Shares" means 25,000 shares of Common Stock of HarCor
issued on June   , 1994, all shares of Common Stock of HarCor issued pursuant to the Warrant (the "Warrant Shares") between Bakersfield and HarCor (the "Warrant") dated June 30, 1994 and all shares of Common Stock of HarCor issued pursuant to the exercise of Bakersfield's option to convert shares of the Series E Preferred Stock into Common Stock, and all shares of the Common Stock of HarCor which may be delivered to the Holder by HarCor in lieu of cash payment of dividends on the Series E Preferred Stock. In the event that HarCor shall call the Warrants for redemption and the Holder shall give HarCor notice that it will exercise the Warrant upon the effectiveness of a Registration Statement filed pursuant to this Agreement, "Registrable Shares" shall include the Warrant Shares issuable upon exercise of the Warrant, even if such Warrant has not yet been exercised.

        "Register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement.

        "Rights" means rights, remedies, powers, benefits, and privileges.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

SECTION 2. REGISTRATION RIGHTS.

        (a) On and after the date of this Agreement, Holders of at least thirty percent (30%) of Registrable Shares then outstanding shall have the right to request, in writing specifying that such request is made pursuant to this Section 2(a), that HarCor file a registration statement under the Securities Act. Upon receipt of such request, HarCor shall use its best efforts to cause all Registrable Shares subject to such request to be registered under the Securities Act; provided, however, that HarCor may defer its obligations under this Section 2(a) for a period of no more than ninety days if HarCor's Board of Directors adopts a resolution that filing such a registration statement would require a public disclosure by HarCor which disclosure would have material adverse consequences for HarCor, such as a disclosure regarding a pending material acquisition by HarCor or a material discovery of oil and gas reserves; provided, further, that once such information has been publicly disclosed, then HarCor shall promptly proceed to fulfill its obligations under this Section 2(a).

        Notwithstanding the foregoing, HarCor shall not be obligated to effect a registration pursuant to this Section 2(a) during any period starting with a date sixty (60) days prior to HarCor's estimated date of filing of, and ending on a date four (4) months following the effective date of, a registration statement pertaining to an underwritten public offering of securities for the account of HarCor, provided that HarCor is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and that HarCor's estimate of the date of filing of such registration statement is made in good faith.

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        HarCor shall be obligated to effect only two (2) registrations pursuant to this Section 2(a) with respect to all Holders.

        In the case of such a registration, if the managing underwriter advises that the number of securities to be so registered is too large a number to be reasonably sold, then the number of such securities sought to be registered by any Person other than the Holders shall be reduced to the extent necessary to reduce the number of securities to be registered to the number recommended by the managing underwriter. If further reductions are necessary, then the number of Registrable Shares sought to be registered by each Holder shall be reduced pro rata in proportion to the number of Registrable Shares sought to be registered by all Holders, to the extent necessary to reduce the number of Registrable Shares to the number recommended by the managing underwriter.

        Holders acknowledge and agree that the Piggyback Rights granted pursuant to this Section 2(a) shall not entitle Holders to "piggyback" on any registration effected pursuant to that certain Registration Rights Agreement dated as of November 23, 1992 among HarCor and Trust Company of the West (a "TCW Registration"), if the managing underwriter of the TCW Registration believes that the sale of Holders securities as part of the TCW Registration would adversely affect the amount of, or price at which, the shares to be registered under the TCW Registration shall be sold. Holders agree (i) not to effect any public or private sale or distribution of its equity securities, including a sale pursuant to Regulation D under the Securities Act, during the 10-day period prior to, and during the 120-day period beginning on, the closing date of an underwritten offering made pursuant to a registration statement filed pursuant to a TCW Registration (other than the Registrable Shares so registered, and other than in connection with the exercise of options, rights or warrants or the conversion of convertible securities).

        HarCor will not grant to any Person at any time on or after the date hereof the right (a "Piggyback Right") to request HarCor to register any securities of HarCor under the Securities Act by reason of the exercise by any Holder of its rights under this Section 2(a) unless such Piggyback Right provides that such securities shall not be registered and sold at the same time if the managing underwriter for the respective Holders believes that sale of such securities would adversely affect the amount of, or price at which, the respective Registrable Shares being registered under this Section 2(a) can be sold.

        Unless consented to in writing by the Holder or Holders who hold a majority of the Registrable Shares which are covered by a registration statement filed under this Section 2(a), HarCor agrees not to effect any public or private sale or distribution of its equity securities, including a sale pursuant to Regulation D under the Securities Act, during the 10-day period prior to, and during the 120-day period beginning on, the closing date of an underwritten offering made pursuant to a registration statement filed pursuant to this Section 2(a) (except in connection with the exercise of options, rights or warrants, or the conversion of convertible securities); provided, however, that HarCor may effect private sales or distributions of equity securities including a sale pursuant to Regulation D under the Securities Act, if the managing underwriter selected by the Holders determines that such sale or distribution will not have a material adverse effect on the offering of Registrable

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Shares by the Holders under this Section 2(a), which determination may not be unreasonably withheld.

        (b) If HarCor at any time proposes to register any of its Common Stock under the Securities Act (other than registrations on Forms S-4 or S-8 or any successor forms thereto or registrations in connection with registration rights granted by HarCor to purchasers in the private placement of Investment Units consummated on August 6, 1992 or the first registration of Common Stock by HarCor after the date hereof if filed by HarCor with the Commission), whether of its own accord or at the request of any holder or holders of such securities, it will each such time promptly give written notice to all Holders of its intention to do so.

        Upon the written request of a Holder or Holders delivered to HarCor within 10 days after receipt of any such notice, HarCor will use its best efforts to cause all Registrable Shares, the Holders of which shall have so requested registration thereof, to be registered under the Securities Act, all to the extent requisite to permit the sale or other disposition by the prospective Holder or Holders of such Registrable Shares; provided, however, HarCor may elect not to file a registration statement pursuant to this Section 2(b) or may withdraw any registration statement filed pursuant to this Section 2(b) at any time prior to the effective date thereof. In the case of an underwritten public equity offering by HarCor, each Holder shall, if requested by the managing underwriter, agree not to sell publicly any equity securities of HarCor held by such Holder (other than the Registrable Shares so registered) for a period of up to 120 days following the effective date of the registration statement relating to such offering.

        If the managing underwriter for the respective offering advises that the inclusion in such registration of some or all of the Registrable Shares sought to be registered by the Holders in its opinion will cause the proceeds or price per unit from such registration to be reduced or that the number of securities to be registered at the insistence of HarCor and any other selling shareholders plus the number of Registrable Shares sought to be registered by the Holders is too large a number to be reasonably sold, the number of Registrable Shares sought to be registered by each Holder and the number of securities sought to be sold by any other selling shareholders (other than shareholders exercising demand registration rights) shall be reduced pro rata, based on the number of securities sought to be registered by each such Holder or such other selling shareholder, to the number recommended by the managing underwriter.

        (c) HarCor recognizes that money damages may be inadequate to compensate the Holders for a breach by HarCor of its obligations under this Agreement, and HarCor agrees that in the event of such a breach any of the Holders may apply for an injunction of specific performance or the granting of such other equitable remedies as may be awarded by a court of competent jurisdiction in order to afford the Holders the benefits of this Agreement and that HarCor shall not object to such application, entry of such injunction or granting of such other equitable remedies on the grounds that money damages will be sufficient to compensate the Holders.

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        (d)     If and whenever HarCor is required by the provisions of this
Section 2 to use its best efforts to effect the registration of any Registrable Shares under the Securities Act, HarCor will, as expeditiously as possible,

                (1) cooperate with any underwriters for, and the Holders of, such Registrable Shares, and will enter into a usual and customary underwriting agreement with respect thereto and take all such other reasonable actions as are necessary or advisable to permit, expedite and facilitate the disposition of such Registrable Shares in the manner contemplated by the related registration statement in each case to the same extent as if all the securities then being offered were for the account of HarCor and HarCor will provide to any selling Holder, any underwriter participating in any distribution thereof pursuant to a registration statement, and any attorney, accountant or other agent retained by any selling Holder or underwriter, reasonable access to appropriate HarCor officers and employees to answer questions and to supply information reasonably requested by any such selling Holder, underwriter, attorney, accountant or agent in connection with such registration statement;

                (2) furnish or cause to be furnished to each Holder covered by such registration statement, addressed to such Holders, a copy of the opinion of counsel for HarCor, and a copy of the "comfort" letter signed by the independent public accountants who have certified HarCor's financial statements included in the registration statement which is delivered to the underwriters of such Registrable Shares;

                (3) prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective; and prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the Holder or Holders of such securities shall desire to sell or otherwise dispose of the same; provided, that no such registration statement will be filed by HarCor until counsel for the Holders of Registrable Shares included therein shall have had a reasonable opportunity to review the same and to exercise their rights under clause (1) above with respect thereto and no amendment to any such registration statement naming such Holders as selling shareholders shall be filed with the Commission until such Holders shall have had a reasonable opportunity to review such registration statement as originally filed and theretofore amended and to exercise their rights under clause (1) above;

                (4) furnish to each selling Holder such numbers of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other

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documents, as such Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by such Holder;

        (5) use its best efforts to register or qualify the Registrable Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each selling Holder shall request, and do any and all other acts and things which may be necessary or advisable to enable such Holder to consummate the public sale or other disposition in such jurisdictions of the Registrable Shares owned by such Holder; provided, however, that HarCor shall not be required to make any such registration or qualification in a jurisdiction if HarCor would be required to qualify to do business as a foreign corporation in such jurisdiction or file a consent to service of process in such jurisdiction as a condition to the effectiveness of such registration or qualification;

        (6) in the event of the issuance of any stop order suspending the effectiveness of any registration statement or of any order suspending or preventing the use of any prospectus or suspending the qualification of any Registrable Shares for sale in any jurisdiction, use its best efforts promptly to obtain its withdrawal;

        (7) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, beginning with the first fiscal quarter beginning after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

        (8) list such securities on any securities exchange on which any stock of HarCor is then listed, if the listing of such securities is then permitted under the rules of such exchange;

provided, however, that notwithstanding any other provision of this Section 2, HarCor shall not be required to maintain the effectiveness of any registration statement for a period in excess of one hundred twenty (120) days (plus any period during which the effectiveness of such registration has been suspended) except that from time to time after a transfer of Registrable Shares pursuant to a registration statement HarCor will file all reports required to be filed by it under the Securities Act and the Exchange Act, and will take such further action as any Holder of Registrable Shares may reasonably request, all to the extent required to enable such Holder to sell Registrable Shares pursuant to Rule 144 promulgated under the Securities Act (or any successor thereto). Upon written request, HarCor will deliver to any Holder a written statement as to whether it has complied with such requirements.


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        (e)  Any registration under Section 2(a) shall be for a firmly or best efforts underwritten public offering to be managed by an underwriter or underwriters of recognized standing selected by the Holders participating in such registration and reasonably acceptable to HarCor. If HarCor objects to any such underwriter, HarCor shall promptly given written notice of its objection to the Holders specifying in reasonable detail therein the reasons for its objection. In connection with any offering involving an underwriting of shares being issued by HarCor, HarCor shall not be required to include any of the Holders' Registrable Shares in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between HarCor and the underwriters; provided, however, that the only representations and warranties any Holder shall be required to make in connection therewith shall be in with respect to such Holder's ownership of the Registrable Shares to be sold by it and its ability to convey title thereto free and clear of all liens, encumbrances or adverse claims; provided, further, that the only indemnity any Holder shall be required to make in connection therewith shall be to the effect of Section 4(b) hereof.

        (f) The Registrable Shares proposed to be registered under any registration statement under Section 2(b) hereof will be offered for sale at the same public offering price as the shares of Common Stock offered for sale by HarCor or any other selling shareholder covered thereby.

SECTION 3. EXPENSES OF REGISTRATION.

        All expenses incurred in connection with a registration pursuant to
Section 2 or otherwise in which HarCor permits a Holder to participate (excluding underwriters' discounts and commissions applicable to Registrable Shares), including without limitation all registration and qualification fees, printing, engineering and accounting fees, and fees and disbursements of counsel for HarCor and fees and disbursements of one law firm selected by the Holders to represent all the Holders, shall be borne by HarCor; provided, however, that HarCor shall not be required to pay expenses of any registration proceeding begun pursuant to Section 2(a) if the registration is subsequently withdrawn (other than by reason of HarCor's failure to perform its obligations hereunder or a material adverse change in HarCor's financial position or business), unless the Holder agrees to forfeit his right to a demand registration under Section 2(a). If such registration is withdrawn (other than by reason of HarCor's failure to perform its obligations hereunder of a material adverse change in HarCor's financial position or business), the Holder shall have the option to pay the expenses of such registration and preserve all of his rights to demand registrations under Section 2(a).

        Each Holder shall pay the underwriters' discounts and commissions applicable to the Registrable Shares sold by such Holder. In addition, each Holder shall pay its own costs for experts or professionals and counsel (other than the counsel selected by the Holders to represent all the Holders) employed by it or on its behalf in connection with the registration of Registrable Shares. No Holder shall have the right to cause HarCor to employ any expert or professional to act on behalf of HarCor other than any expert or professional, such as an independent engineer or accountant, whose report or consent is required to be included in a registration statement for the Registrable Shares.


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SECTION 4.  INDEMNIFICATION.

        (a) In the event of any registration of any Registrable Shares under the Securities Act pursuant to this Agreement, HarCor shall indemnify and hold harmless each Holder of such Registrable Shares, its directors and officers, and each other person, if any, who controls such Holder within the meaning of the Securities Act (a "Controlling Person"), against any losses, claims, damages or liabilities, joint or several, to which such Holder or any such director or officer or Controlling Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Registrable Shares were registered under the Securities Act, or in any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such Holder or such director, officer or Controlling Person for any legal or any other expenses reasonably incurred by such Holder or such director, officer or Controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that HarCor shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any alleged untrue statement or alleged omission made in such registration statement, preliminary prospectus, prospectus, or amendment or supplement in reliance upon and in conformity with written information furnished to HarCor through an instrument duly executed by such Holder specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or such director, officer or Controlling Person, and shall survive the transfer of such Registrable Shares by such Holder.

        (b) Each Holder of any Registrable Shares shall, by acceptance thereof, indemnify and hold harmless HarCor, its directors and officers and each other person, if any, who controls HarCor against any losses, claims, damages or liabilities, joint or several, to which HarCor or any such director or officer or any such person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement or omission of any material fact contained, on the effective date thereof, in any registration statement under which securities were registered under the Securities Act, or in any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or
(ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such alleged untrue statement or alleged omission was contained in written information furnished to HarCor through an instrument duly executed by such Holder specifically for use therein, and shall reimburse HarCor or such director, officer or other person for any legal or any other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action.

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        (c) Indemnification similar to that specified in paragraphs (a) and (b)
of this Section 4 shall be given by HarCor and each Holder (with such modifications as shall be appropriate) to any underwriter with respect to any registration or other qualification of any Registrable Shares under any Federal or State law or regulation of governmental authority. The indemnity and expense reimbursements obligations of HarCor and the Holders under paragraphs (a) and
(b) of this Section 4 shall be in addition to any liability HarCor and such Holders may otherwise have.

        (d) Each party entitled to indemnification under this Section 4 (the "Indemnitee") shall give notice to the party required to provide indemnification (the "Indemnitor") promptly after such Indemnitee has actual knowledge of any claim as to which indemnity may be sought, provided that the failure of any Indemnitee to give notice as provided herein shall not relieve the Indemnitor of its obligations hereunder except to the extent that the Indemnitor's defense of such claim is prejudiced thereby.

        (e) Each Indemnitor shall have the right, subject to the provisions hereto, to assume the defense of and to designate counsel (acceptable to the Indemnitee) to defend any case or proceeding against the Indemnitee arising in respect of any claim of liability for which such indemnification may be claimed, to the end that duplication of legal expense may be minimized. After written notice from the Indemnitor to the Indemnitee of its election to assume the defense of such claim and litigation, the Indemnitor will not be liable to such Indemnitee for any legal or other expenses subsequently incurred by such Indemnitee in connection with the defense thereof other than reasonable costs of investigation, unless the Indemnitor abandons the defense of such claim or litigation; provided that, if the Indemnitee notifies the Indemnitor that the former has been advised by its counsel that any single counsel in such case or proceeding would have a conflict of interest in representing both the Indemnitor and the Indemnitee, the Indemnitee may designate its own counsel in such case or proceeding and, to the extent so provided above in this Section 4 shall be entitled to be reimbursed for its legal expenses reasonably incurred in connection with defending itself in such case or proceeding.

SECTION 5.  RESTRICTIONS ON TRANSFER.

        (a) Each Holder agrees that he will not sell, dispose of or otherwise transfer any of the Registrable Shares except (i) upon registration of such shares under the Securities Act, (ii) pursuant to Rule 144 under the Securities Act or such comparable rules as shall from time to time be in effect, or (iii) in a transaction exempt from the registration requirements of the Securities Act. Each Holder agrees that HarCor may issue stop transfer instructions with respect to the restrictions contained herein on the Registrable Shares.

        (b) Each certificate presenting the Registrable Shares shall bear a legend substantially in the following form:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR

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        ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR
        OTHERWISE TRANSFERRED, UNLESS AND UNTIL SUCH SHARES ARE REGISTERED UNDER SUCH ACT, OR SUCH STATE LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO HARCOR IS OBTAINED AT HARCOR'S EXPENSE TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED."

        (c) Notwithstanding anything to the contrary set forth herein, the restrictions imposed by this Section 5 upon the transferability of the Registrable Shares shall cease and terminate as to any particular Registrable Shares when such Registrable Shares shall have been effectively registered under the Securities Act and sold by the Holder thereof in accordance with such registration or sold under Rule 144 promulgated by the Commission. Whenever the restrictions imposed by this Section 5 shall terminate as to any Registrable Shares, as hereinabove provided, the Holder thereof shall be entitled to receive from HarCor, without expense, a new certificate not bearing the restrictive legend otherwise required to be borne thereby.

        (d) In order to permit the Holders of Registrable Shares to sell the same, if they so desire, pursuant to Rule 144 promulgated by the Commission (or any successor to such rule), HarCor will comply with all rules and regulations of the Commission applicable in connection with use of Rule 144 (or any successor thereto), including the timely filing of all reports with the Commission in order to enable such holders, if they so elect, to utilize Rule 144, and HarCor will cause any restrictive legends to be removed and any transfer restrictions to be rescinded with respect to any sale of Registrable Shares which is exempt from registration under the Securities Act pursuant to Rule 144.

SECTION 6. REPORTING REQUIREMENTS.

HarCor shall:

        (a) Make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

        (b) File with the Commission in a timely manner all reports and other documents required of HarCor under the Securities Act and the Exchange Act and promptly deliver copies of all such reports and other documents to the Holders; and

        (c) Promptly deliver to the Holders copies of all financial statements and engineering reports which HarCor or any of its subsidiaries delivers to any bank or other lender.

SECTION 7. COVENANTS IN CONNECTION WITH FUTURE GRANTS OF REGISTRATION RIGHTS.

        Except as provided in Section 2(a), from and after the date of this Agreement, HarCor shall not enter into any agreement with any holder or prospective holder of any


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
securities of HarCor which provides for the granting to such holder of registration rights unless the registration rights granted under such agreement are on a pari passu basis with, or subordinate to, the rights of Holders hereunder or unless HarCor first obtains the Holders' of a majority of the Registrable Shares consent to the terms thereof.

SECTION 8.  TRANSFER OF REGISTRATION RIGHTS.

        The registration rights of Holders under this Agreement may be assigned and transferred to any transferee purchasing Registrable Shares, other than in a public offering pursuant to a registration statement, in an amount equal to at least 200,000 Registrable Shares; provided, however, that HarCor is given written notice by the Holder at the time of such transfer stating the name and address of the transferee and identifying the Registrable Shares with respect to which the rights under this Agreement are being assigned.

SECTION 9.  TERMINATION.

        HarCor shall not be obligated to take any action to effect any registration, qualification or compliance pursuant to this Agreement with respect to any Holder (and such Holder only) who, at the time of such Holder's notice pursuant to Section 2(a) or Section 2(b) may sell in an existing market for HarCor's Common Stock all of such Holder's Registrable Shares requested to be included in a registration in a three month period in reliance upon Rule 144 promulgated under the Securities Act or any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of a company to the public without registration.

SECTION 10.  MISCELLANEOUS.

        10.1 (a) All communications under this Agreement shall be in writing and shall be mailed by first class mail, postage prepaid, or sent by telecopy,

                (1) if to any party hereto at its address or telecopy number for notices specified beneath its name on the signature page hereof, or at such other address or telecopy number as it may have furnished in writing to each other party hereto or Registrable Shares.

                (2) if to any other person or entity who is the registered holder of any Registrable Shares or Warrants to the address or telecopy number for the purpose of such holder as it appears in the stock or warrant ledger of HarCor.

        (b) Any notice shall be deemed to have been duly given (i) when delivered by hand, if personally delivered, (ii) if sent by mail, two business days after being deposited in the mail, postage prepaid and (iii) when sent by telecopy so long as a duplicate of such notice is deposited in the mail, first class postage prepaid, on the date such telecopy is sent.

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
        10.2 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties whether so expressed or not.

        10.3 AMENDMENT AND WAIVER, ETC. This Agreement may be amended, and the observance of any term of this Agreement may be waived, but only with the unanimous written consent of HarCor and the Holders. No failure or delay on the part of the Holders in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Holders at law or in equity or otherwise. No waiver of or consent to any departure by HarCor from any provision of this Agreement shall be effective unless signed in writing by the Holders.

        10.4 DUPLICATE ORIGINALS. Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

        10.5 SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

        10.6 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware.

        10.7 ENTIRE AGREEMENT. This Agreement constitutes and contains the entire agreement of the parties and supersedes any and all prior negotiations, correspondence, undertakings and agreements between the parties hereto respecting the subject matter hereof.




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
        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                       HARCOR ENERGY, INC.,
                                       a Delaware corporation


                                       By: /s/ Francis H. Roth
                                           ---------------------------------
                                           Francis H. Roth
                                           President and Chief Operating Officer


                                       Address for Notices:
                                       4400 Post Oak Parkway
                                       Suite 2220
                                       Houston, Texas 77027
                                       Attention: Chairman
                                       Telecopy: (713) 961-9773


                                       BAKERSFIELD ENERGY PARTNERS, L.P.

                                       BY: BAKERSFIELD ENERGY RESOURCES,
                                           its general partner


                                       By: /s/ Robert A. Shore
                                           ---------------------------------
                                           Name: Robert A. Shore
                                           Title: Chief Executive Officer

                                       Address for Notices:

                                       Bakersfield Energy Resources, Inc.
                                       2131 Mars Court
                                       Bakersfield, California 93308
                                       Attention: Chief Executive Officer
                                       Telecopy: (805) 399-7706


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